EXHIBIT 4.2

                              CERTIFICATE OF TRUST
                                       OF
                             TOSCO FINANCING TRUST

1.   The name of the business trust being formed hereby is:

          TOSCO FINANCING TRUST

2. The name and address of the trustee which has its principal place of business in the State of Delaware is as follows:

         The Bank of New York (Delaware)
         White Clay Center, Route 273
         Newark, Delaware 19711

3.   This Certificate of Trust shall be effective as of the date of filing.

Executed this 4th day of December 1996.

               THE BANK OF NEW YORK

               /s/_______________________
               Name:    Walter N. Gitlin
               Title:   Vice President

               THE BANK OF NEW YORK
               (DELAWARE)

               /s/_____________Joseph G. Ernst
                               Assistant Vice President

               TOSCO CORPORATION, a Nevada Corporation

               By:/s/_____________
                  Name:  Wilkes McClave III
                  Title: Senior Vice President, Secretary & General Counsel

               By:/s/_______________
                  Name:  Jefferson F. Allan
                  Title: Executive Vice President and Chief Financial Officer

               By:/s/________________
                  Name:  Craig R. Deasy
                  Title: Vice President and Treasurer

               TRUSTEES